UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2015 (January 21, 2015)

NEW JERSEY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-8359 (Commission File Number)	22-2376465 (IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey		07719
(Address of principal executive offices)		(Zip Code)

(732) 938-1480
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
The 2015 Annual Meeting of Shareholders (the “Annual Meeting”) of New Jersey Resources Corporation (the “Company”) was held on January 21, 2015. At the Annual Meeting, of the 42,249,211 shares outstanding and entitled to vote as of the record date, 35,830,930 shares were represented, constituting an 84.8% quorum. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting were as follows:

Item 1:    The Company’s Board of Directors (the “Board”) nominated four directors for election to the Board at the Annual Meeting. Mr. Donald L. Correll, Rev. M. William Howard, Jr., Mr. J. Terry Strange and Mr. George R. Zoffinger were each re-elected to serve until the Company’s 2018 Annual Meeting or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
Donald L. Correll	28,923,052	234,126	6,664,752
M. William Howard, Jr.	28,867,846	298,332	6,664,752
J. Terry Strange	28,844,184	321,994	6,664,752
George R. Zoffinger	28,720,745	445,433	6,664,752

The terms of office of the following directors continued after the Annual Meeting: Lawrence R Codey, Laurence M. Downes, Robert B. Evans, Jane M. Kenny, Alfred C. Koeppe, Sharon C. Taylor and David A. Trice.

Item 2:    The shareholders approved a non-binding advisory resolution approving the compensation of our named executive officers, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
27,905,562	971,669	288,947	6,664,752

Item 3:    The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015, was ratified by the shareholders, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
35,333,391	381,713	115,826	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION
Date: January 22, 2015
By : /s/ Glenn C. Lockwood
Glenn C. Lockwood Executive Vice President and Chief Financial Officer